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                                                                   EXHIBIT 10.15



                          INDUSTRIAL REAL ESTATE LEASE
                            (MULTI-TENANT FACILITY)


ARTICLE ONE:  BASIC TERMS

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.01.    Date of Lease:  March 7, 1995

         Section 1.02.    Landlord (include legal entity):  BMB Investment
                          Group

Address of Landlord: c/o Grubb & Ellis Property Management, 770 L Street, Suite 700, Sacramento, CA 95814.

         Section 1.03. Tenant (include legal entity): Horizon High Reach, a Delaware corporation.

Address of Tenant: ____________________________________________________________

_______________________________________________________________________________

         Section 1.04. Property: The Property is part of Landlord's multi-tenant real property development known as 4119 South Market Court, Sacramento and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The property is (include street address, approximate square footage and description) approximately 12,800 square feet of warehouse/ office space and the adjacent yard space at 4119 South Market Court.

         Section 1.05. Lease Term: 5 years 0 months beginning on April 1, 1995 or such other date as is specified in this Lease, and ending on March 31, 2000.

         Section 1.06. Permitted Uses: (See Article Five) operation of a construction equipment firm and other related uses not injurious to the premises.

         Section 1.07.    Tenant's Guarantor:  (If none, so state)  N/A.

         Section 1.08.    Brokers:  (See Article Fourteen) (If none, so state)

         Landlord's Broker:  Sylva-Kirk and Company.

         Tenant's Broker:    Cornish and Carey Commercial.
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         Section 1.09.    Commission Payable to Landlord's Broker:  (See
Article Fourteen) $ as per agreement.

         Section 1.10.    Initial Security Deposit:  (See Section 3.03)
$3,000.00.

         Section 1.11.    Vehicle Parking Spaces allocated to Tenant:  (See
Section 4.05) as per code.

         Section 1.12.    Rent and Other Charges Payable by Tenant:

         (a) BASE RENT: Three Thousand Dollars ($3,000.00) per month for the first 30 months, thru October 1997, as provided in Section 3.01, and shall be increased on the first day of the 31st month(s) after the Commencement Date, either (i) as provided in Section 3.02 or (ii) after October 31, 1997, to $3,250 per month for months 31 through 60. (If (ii) is completed, then (i) and Section 3.02 are inapplicable.)

         (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes above the "Base Real Property Taxes" (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Increased Insurance Premiums above "Base Premiums" (See Section 4.04); (iv) 10.8% (See Section 4.05); (v) Impounds for Tenant's Share of Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and alterations (See Article Six).

         Section 1.13. Costs and Charges Payable by Landlord: (a) Base Real Property Taxes (See Section 4.02); (b) Base Insurance Premiums (See Section 4.04)(c)); (c) Maintenance and Repair (See Article Six).

         Section 1.14.    Landlord's Share of Profit on Assignment or Sublease:
(See Section 9.05) one hundred percent (100%) of the Profit (the "Landlord's Share").

         Section 1.15 Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Addendum 1.

ARTICLE TWO:  LEASE TERM

         Section 2.01. Lease of Property for Lease Term. Landlord leases the property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the date specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of
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the Property to Tenant on the Commencement Date.  Landlord's non-delivery of the Property to Tenant on that date shall not affect this lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to and the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant Within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) -day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

         Section 2.04 Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:   BASE RENT

         Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         Section 3.03.    Security Deposit; Increases.

         (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord
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uses any part of the Security Deposit, Tenant shall restore the Security to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

         (b) Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

         Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction) Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

         Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         Section 4.02.    Property Taxes.

         (a) Real Property Taxes. Landlord shall pay the "Base Real Property Taxes' on the Property during the Lease Term. Base Real Property
Taxes are real property taxes applicable to the Property as shown on the tax bill for the most recent tax fiscal year ending prior to the Commencement Date. However, if the structures on the Property are not completed by the tax lien date of such tax fiscal year, the Base Real Property Taxes are the taxes shown on the first tax bill showing the full assessed value of the Property after completion of the structures. Tenant shall pay Landlord the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to Paragraph 4.02(c), Tenant shall make such payments within fifteen (15) days after receipt of Landlord's statement showing the amount and computation of such increase. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.
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         (b)     Definition of "Real Property Tax."  "Real property tax" means:
(i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

         (c) Joint Assessment. If the property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         (d)     Personal Property Taxes.

                 (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                 (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

         Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, telephone, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         Section 4.04.    Insurance Policies.

         (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of
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such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation. Increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05. If the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums.

         (c)     Payment of Premiums.

         (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 4.04(b). If the Property has been previously fully occupied, the "Base Premiums" are the insurance premiums paid during or applicable to the last twelve (12) months of such prior occupancy. If the Property has not been previously fully occupied or has been occupied for less than twelve (12) months, the Base Premiums are the lowest annual premiums reasonably obtainable for the required insurance for the Property as of the Commencement Date.

         (ii) Tenant shall pay Landlord the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph 4.04(b) have increased over the Base Premiums, whether such increases result from the nature of Tenant's
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occupancy, any act or omission of Tenant, the requirement of any lender referred to in Article Eleven (Protection of Lenders), the increased value of the Property or general rate increases. However, if Landlord substantially increases the amount of insurance carried or the percentage of insured value after the period during which the Base Premiums were calculated, Tenant shall only pay Landlord the amount of increased premiums which would have been charged by the insurance carrier if the amount of insurance or percentage of insured value had not been substantially increased by Landlord. This adjustment in the amount due from Tenant shall be made only once during the Lease Term. Thereafter, Tenant shall be obligated to pay the full amount of any additional increases in the insurance premiums, including increases resulting from any further increases in the amount of insurance or percentage of insured value. Subject to Section 4.05, Tenant shall pay Landlord the increases over the Base Premiums within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro rated on an annual basis.

         (d)     General Insurance Provisions.

         (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

         (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

         (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amount described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is
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customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenants interests. Therefore, Tenant shall obtain such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

         (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents, representatives of the other, for loss of or damage to its property or the property of others under its control, such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         Section 4.05.    Common Areas:  Use, Maintenance and Costs.

         (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or hold for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the property.

         (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and any others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.
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         (c)     Specific Provision re:  Vehicle Parking.  Tenant shall be
entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

         Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         Section 4.08. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve
(12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non- interest bearing impound account. If unknown, Landlord shall reasonably
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estimate the amount of real property taxes and insurance premiums when due.
Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:  USE OF PROPERTY

         Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

         Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws of regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

         Section 5.04.  Signs and Auctions.  Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.
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         Section 5.05.  Indemnity.  Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency, Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:     CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or
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other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

         Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

         Section 6.03. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction), and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section
6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease because of the condition of the Property.

         Section 6.04.  Tenant's Obligations.

         (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Landlord, at Landlord's sole cost and expense, shall pay for any repairs or replacement of the HVAC system. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventative maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

         (b)     Tenant shall fulfill all of Tenant's obligations under this
Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten
(10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         Section 6.05.  Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. Al alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment: fencing or security; or other similar building operating equipment and decorations.

ARTICLE SEVEN:   DAMAGE OR DESTRUCTION

         Section 7.01.    Partial Damage to Property.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for he damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

         (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction.
If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired.
However, the reduction shall not exceed the sum of one year's payment of the Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         Section 7.04 Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:  CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

         Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.
If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

         Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section 9.03 No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20 days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provision of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

         Section 9.05.  Landlord's Consent.

         (a)  Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the property to the proposed transferee, but only on the other terms of the proposed transfer.

         (b)  If Tenant assigns or subleases, the following shall apply:

                 (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (state in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

         (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment of subletting. The breach of Tenant's obligation under this paragraph 9.05(b) shall be a material default of the Lease.

         Section 9.06. No Merger. No merger shall result from tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:  DEFAULTS; REMEDIES

         Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.02. Defaults. Tenant shall be in material default under this lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b)  If Tenant fails to pay rent or any other charge when due;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlords; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance with the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d)(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         Section 10.03 Remedies. On the occurrence of an material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (1) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditional upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainee action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court of other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

         Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent if from exercising any other right or remedy.

ARTICLE ELEVEN:  PROTECTION OF LENDERS

         Section 11.05. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of rust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.02 Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         Section 11.04.  Estoppel Certificates.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease

(or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively resume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 11.05 Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:  LEGAL COSTS

         Section 12.01 Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS

         Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.02.  Landlord's Liability; Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any person liability under this Lease.

         Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         Section 13.05.  Incorporation of Prior Agreements; Modifications.
This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall given written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, floods or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:  BROKERS

         Section 14.01. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be in the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation to Landlord to pay a commission or fee to any party other than Landlord's Broker.

         Section 14.02. Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

         Section 14.03. Broker's Disclosure of Agency. Landlord's Broker discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of (check one):

         /x/     Landlord exclusively; or
                 both Landlord and Tenant.

         Section 14.04. No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

         ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

         See Addendum 1.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

                                                 "LANDLORD"

Signed on ________________, 19__                 BMB INVESTMENT GROUP


at _____________________________                 ______________________________


                                                 By: __________________________

                                                 Its: _________________________

                                                 By: --------------------------

                                                 Its: -------------------------


                                                 "TENANT"

Signed on 3/16/1995                              HORIZON HIGH REACH, a Delaware
                                                 corporation


at Fresno, CA                                    /s/ Shaun Flanagan
                                                 -------------------------------

                                                 By: Shawn Flanagan
                                                     --------------------------


                                                 Its: Vice President
                                                      -------------------------

                                                 By:
                                                     --------------------------


                                                 Its:
                                                      -------------------------


         IN ANY REAL ESTATE TRANSACTION IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

         THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,(C) INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,(C) INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

                                  ADDENDUM #1

LEASE DATE:               March 7, 1995

ADDENDUM DATE:            March 7, 1995

LANDLORD:                 BMB INVESTMENT GROUP

TENANT:                   HORIZON HIGH REACH, a Delaware corporation

PREMISES:                 Approximately 12,800 square feet of warehouse/office
                          space and the adjacent yard

ADDRESSES:                4119 So. Market Court
                          Sacramento, California

15.      Form Disclosure.

         This Lease and Addendum forms are provided by Sylva-Kirk and Company for convenience only for the use of the parties hereto. These forms are not mandatory, and no recommendation is made regarding their use by Sylva-Kirk and Company. All parties to this Agreement understand and acknowledge that no representation, warranty or recommendation has been made by Sylva-Kirk and Company or its brokers, realtor associates, employees or attorneys regarding the legal sufficiency, legal effect or tax consequences of the provided forms, and each party is advised to submit the provided forms to his or her respective attorney and accountant prior to signature on any agreement that utilizes forms provided by Sylva-Kirk and Company.

                                                                       Initials:

                                                                        /s/ SCF

16.      Occupancy.

         Should any governmental authority require any additional improvements other than those which are stated in this Lease, because of the Tenant's occupancy, those improvements shall be at the Tenant's own expense.

17.      Americans With Disabilities Act.

         Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 26, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 36.

         We recommend that you and your attorney review the ADA and the regulations, and, if appropriate, your proposed Lease or Purchase Agreement, to determine if this law would apply to you and the nature of the requirements. These are legal issues. You are responsible for conducting your own independent investigation of these issues. Sylva-Kirk and Company cannot give you legal advice on these issues.

18.      Tenant Improvements.

         The Tenant agrees to accept the premises in an "As Is" condition, with all warranties in Paragraph 6.03 in effect, with the exception of the electrical systems, doors, plumbing and HVAC systems, which will be delivered in good working order. per Paragraph 6.03 there are currently several roof leaks in the Suite.

         Tenant, at Tenant's sole cost and expense, shall be allowed to enlarge the yard area extending approximately 50' into the parking area and running the width of the existing yard. It shall be the Tenant's responsibility to comply with all existing government codes and regulations regarding this yard. It shall be the Tenant's responsibility to determine if enlarging the yard is permissible and to obtain the proper permits before construction.

19.      Option to Renew.

         If the Tenant is not in default of any of the terms and conditions of the existing Lease, it shall have the option to renew for one (1) additional five (5) year period. The Tenant shall give written notice to Landlord ninety (90) days prior to the expiration of this Lease of its intention to extend for that time. All the terms and conditions shall remain the same with the exception of rent. The rent shall be as follows:

                 Year 1   $3,380 per month
                 Year 2   $3,515 per month
                 Year 3   $3,656 per month
                 Year 4   $3,802 per month
                 Year 5   $3,954 per month

                                      C&C
________________________________________________________________________________

                     CORNISH & CAREY COMMERCIAL REAL ESTATE



                    ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE
                  (MULTI TENANT FACILITY) DATED MARCH 7, 1995
              BY AND BETWEEN BMB INVESTMENT GROUP, AS LANDLORD AND
             HORIZON HIGH REACH, A DELAWARE CORPORATION, AS TENANT


         20.     ON SITE HAZARDOUS MATERIALS:

                 In reference to Section 5.03 dealing with Hazardous Materials it is hereby acknowledged and understood that Tenant does work with, store and use the following items that can be termed "Hazardous". They are: propane, motor oil, hydraulic oils, and solvents. It is further understood that Tenant uses and stores said items in accordance will all applicable statutes and shall indemnify Landlord as referenced in Paragraph 5.05 against any and all claims arising from Tenant's use of said items.

                 Conversely, Landlord shall indemnify and hold Tenant harmless from any and all claims, judgment, damages, penalties, fines, costs, liabilities and losses arising from or in connection with hazardous substances present at or migrating to or from the premises resulting or arising from or due directly or indirectly to an occurrance that has not been caused by Lessee, his employee, agents, or contractors.

         21.     EARLY OCCUPANCY:

                 Tenant shall occupy the space upon mutual execution the this Lease document for the purpose of completing Tenant Improvements. Tenant's occupancy of the property shall be subject to all of the provisions of this Lease with the exception of rent, which will not be charged during this period.

         Agreed and Acknowledged:

         Landlord:  BMB INVESTMENT GROUP


         By: ______________________________________         Date: ___________

         Tenant:  HORIZON HIGH REACH, A DELAWARE CORPORATION


         By: /s/ Shaun Flanagan            Date: 3/16/95
             -------------------------
             Shawn Flanagan